EXHIBIT 21.1

                                SUBSIDIARIES


1.   eWorldMedia,Inc., a  Nevada corporation
2.   Corporate Media Solutions, Inc., a  Nevada Corporation
3.   Peaceful Feet Shoeshine , Inc., a Georgia corporation.